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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K
                           --------------------------

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

        Date of Report (date of earliest event reported): August 29, 2007
                           --------------------------

                      INTEGRATED HEALTHCARE HOLDINGS, INC.
             (Exact Name of Registrant as Specified in its Charter)
                           --------------------------

             NEVADA                         0-23511              87-0412182
 (State or Other Jurisdiction of   (Commission File Number)   (I.R.S. Employer
 Incorporation or Organization)                              Identification No.)

                            1301 NORTH TUSTIN AVENUE
                           SANTA ANA, CALIFORNIA 92705
               (Address of Principal Executive Offices) (Zip Code)

                                 (714) 953-3503
                         (Registrant's telephone number,
                              including area code)

          (Former Name or Former Address, if Changed Since Last Report)
                           --------------------------

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

   |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

   |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

   |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

   |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM 1.01.        ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On August 29, 2007, Integrated Healthcare Holdings, Inc. (the "COMPANY") entered into a letter agreement (the "LETTER OF INTENT") with Medical Capital Corporation proposing terms and conditions under which Medical Capital Corporation or its affiliates (collectively, "MEDCAP") would make available to the Company new credit facilities aggregating up to $140.7 million (the "NEW CREDIT FACILITIES"). The New Credit Facilities would replace the Company's existing indebtedness to affiliates of MedCap, which matured on March 2, 2007. The Company is currently operating under an Agreement to Forbear with the lenders under its existing indebtedness.

The closing of the New Credit Facilities is subject to the negotiation and execution of definitive transaction documents and certain other customary closing conditions. The Company and the other parties to the New Credit Facilities are in the process of negotiating the definitive transaction documents, and the Company expects to complete the transaction by no later than October 1, 2007.

Under the Letter of Intent, the New Credit Facilities would consist of the following instruments:

     o A $45 million Real Estate Term Loan bearing a fixed interest rate of 9% in the first year and 14% after the first year, used to repay amounts owing under the Company's existing $50 million term loan.

     o A $35 million Non-Revolving Line of Credit bearing a fixed interest rate of 9.25% per year, used to repay amounts owing under the Company's existing $30 million line of credit, pay the origination fees on the other credit facilities and for working capital.

     o A $10.7 million Convertible Term Loan bearing a fixed interest rate of 9.25% per year, used to repay amounts owing under the Company's existing $10.7 million loan.

     o A $50 million Revolving Line of Credit Loan bearing a fixed interest rate of 24% per year (subject to reduction to 18% if the $45 million Real Estate Term Loan is repaid prior to its maturity) and an unused commitment fee of 0.50% per year, used to finance the Company's accounts receivable.

Each of the above instruments would (i) require a 1.5% origination fee due at funding, (ii) require monthly payments of interest and repayment of principal upon maturity in three years, (iii) be collateralized by all of the assets of the Company and its subsidiaries and the real estate underlying the Company's hospital facilities (which are owned by Pacific Coast Holdings Investments, LLC and leased to the Company), and (iv) be guaranteed by Ganesha Realty, LLC, Orange County Physicians Investment Network, LLC, and West Coast Holdings, LLC.



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Under the Letter of Intent, the Company would also issue to MedCap a warrant to purchase 4.95% of the Company's outstanding shares of common stock.

The Letter of Intent is furnished as an exhibit to this Report. The preceding description of the Letter of Intent is summary in nature and does not purport to be complete. This summary should be read in connection with the exhibit hereto.

ITEM 9.01         FINANCIAL STATEMENTS AND EXHIBITS.

(d) EXHIBITS.

EXHIBIT NUMBER                 DESCRIPTION

99.1 Letter Agreement, dated as of August 27, 2007, by and between the Registrant and Medical Capital Corporation.





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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  September 21, 2007

                            INTEGRATED HEALTHCARE HOLDINGS, INC.

                            By: /S/ STEVEN R. BLAKE
                               ---------------------------------------
                                Steven R. Blake
                                Chief Financial Officer







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